Exhibit 99.1
Red Lobster Olive Garden LongHorn Steakhouse The Capital Grille
Bahama Breeze Seasons 52 Eddie V's Yard House
www.darden.com

NEWS/INFORMATION
Corporate Relations
P.O. Box 695011
Orlando, FL 32869-5011

FOR RELEASE	Contacts:
December 19, 2013	(Analysts) Matthew Stroud	(407) 245-6458
7:05 AM ET	(Media) Bob McAdam	(407) 245-5366

DARDEN RESTAURANTS REPORTS SECOND QUARTER DILUTED NET EARNINGS PER SHARE; DECLARES ITS QUARTERLY DIVIDEND; AND REVISES DILUTED NET EARNINGS PER SHARE OUTLOOK FOR THE FULL FISCAL YEAR

ORLANDO, FL, Dec 19 - Darden Restaurants, Inc. (NYSE: DRI) today reported diluted net earnings per share and sales for the second quarter ended November 24, 2013.

Headlines for the quarter include:

•
Second quarter diluted net earnings per share from continuing operations were 15 cents, a 42.3% decrease from the 26 cents per diluted share in the second quarter of last year. Net earnings from continuing operations in this year’s second quarter were $19.8 million, which compares to net earnings from continuing operations of $33.7 million in the second quarter last year.

•
The Company estimates that diluted net earnings per share for the second quarter were adversely affected by approximately five cents including: (1) approximately two cents net of related benefits, due to severance and other costs associated with the support expense reduction efforts announced in September and (2) approximately three cents due to legal, financial advisory and other costs related to the strategic review and associated actions the Company announced earlier today.

•
Second quarter total sales from continuing operations were $2.05 billion, a 4.6% increase from the $1.96 billion generated in the second quarter of last year. The increase reflects the operation of 99 net new restaurants compared to the second quarter last year and same restaurant-sales growth of 4.1% for the Company’s Specialty Restaurant Group, offset partially by a blended same-restaurant sales decline of 1.0% for Olive Garden, Red Lobster and LongHorn Steakhouse.

•
In the second quarter, U.S. same-restaurant sales increased 5.0% at LongHorn Steakhouse, declined 0.6% at Olive Garden and declined 4.5% at Red Lobster. The Company estimates that a shift in the Thanksgiving holiday week favorably affected second quarter same-restaurants sales by approximately 90 basis points at its large brands. The Thanksgiving holiday week, traditionally a low sales period, was in the Company’s fiscal second quarter last year but shifted to its fiscal third quarter this year.

•
The Company announced that its current projection is for diluted net earnings per share for fiscal year 2014 to decline between 15% and 20% compared to fiscal year 2013. This reflects its expectation that the blended same-restaurant sales result for Olive Garden, Red Lobster and LongHorn Steakhouse for fiscal year 2014 will be below the previously anticipated level, due in large part to a meaningful adjustment downward in the Company’s same-restaurant sales forecast for Red Lobster.

•	Darden’s Board of Directors also declared a quarterly dividend of 55 cents per share.

“Under industry conditions that remained weaker than we had hoped, LongHorn once again delivered competitively strong same-restaurant sales results and we had continued progress at Olive Garden on both an absolute basis and relative to casual dining benchmarks,” said Clarence Otis, Chairman and Chief Executive Officer of Darden. “Our Specialty Restaurant Group remained firmly on track as well. However, Red Lobster’s results were well below our expectations. More importantly, it is increasingly clear that Red Lobster’s competitive position and priorities have diverged in very significant ways from those of the rest of our business. The separation of Red Lobster and other changes we announced earlier today will better enable both Red Lobster and Darden excluding Red Lobster to take advantage of their distinct competitive circumstances and value creation opportunities. These are exciting steps forward that enhance our ability to create compelling long-term value for our shareholders.”

Operating Headlines

OLIVE GARDEN’S second quarter sales of $869 million were 2.4% higher than the prior year due to revenue from 25 net new restaurants, offset partially by its U.S. same-restaurant sales decline of 0.6%. For the quarter, on a percentage of sales basis, lower restaurant expenses and selling, general and administrative expenses offset an increase in food and beverage expenses, labor expenses and depreciation expense. This resulted in an increase for the quarter in both operating profit and operating profit as a percentage of sales.

RED LOBSTER’S second quarter sales of $561 million were 4.9% lower than the prior year, which reflected one less restaurant and the U.S. same-restaurant sales decline of 4.5%. For the quarter, on a percentage of sales basis, food and beverage expenses, restaurant labor expenses, restaurant expenses, and depreciation and amortization expenses were higher compared to the second quarter of last year, while selling, general and administrative expenses were lower. The net result is that operating profit and operating profit as a percentage of sales were below last year.

LONGHORN STEAKHOUSE’S second quarter sales of $320 million were 16.5% higher than the prior year, driven by revenue from 46 net new restaurants and its U.S. same-restaurant sales increase of 5.0%. For the quarter, on a percentage of sales basis, lower food and beverage expenses, restaurant expenses and depreciation and amortization expenses offset an increase in labor expenses. This resulted in an increase for the quarter in both operating profit and operating profit as a percentage of sales.

THE SPECIALTY RESTAURANT GROUP’S second quarter sales of $291 million were 20.6% higher than the prior year, driven by same-restaurant sales increases of 6.7% at The Capital Grille, 6.2% at Bahama Breeze, 5.7% at Eddie V’s, 1.2% at Yard House and 1.2% at Seasons 52. Sales growth for the Group also reflected revenue from four new restaurants at The Capital Grille, four at Bahama Breeze, ten at Seasons 52, two at Eddie V’s and seven at Yard House.

Fiscal 2014 September, October and November U.S. Same-Restaurant Sales Results
Darden reported U.S. same-restaurant sales for the fiscal months of September, October and November as follows:

Olive Garden	September	October	November *
Same-Restaurant Sales	-2.6%	-0.1%	1.5%
Same-Restaurant Traffic	-3.0%	-0.3%	1.0%
Pricing	1.8%	1.4%	1.3%
Menu-mix	-1.3%	-1.2%	-0.7%

Red Lobster	September	October	November *
Same-Restaurant Sales	-4.5%	-4.3%	-4.6%
Same-Restaurant Traffic	-5.8%	-9.9%	-7.3%
Pricing	1.2%	1.4%	1.5%
Menu-mix	0.0%	4.2%	1.1%

LongHorn Steakhouse	September	October	November *
Same-Restaurant Sales	2.9%	5.2%	6.8%
Same-Restaurant Traffic	-0.1%	4.2%	2.3%
Pricing	2.4%	2.4%	2.4%
Menu-mix	0.6%	-1.3%	2.1%
* Note: Fiscal November same-restaurant sales results were favorably affected by approximately 290 basis points due to the Thanksgiving week shifting from fiscal November last year into fiscal December this year.

Other Actions

Darden’s Board of Directors declared a quarterly cash dividend of 55 cents per share on the Company’s outstanding common stock. The dividend is payable on February 3, 2014 to shareholders of record at the close of business on January 10, 2014.

Fiscal 2014 Financial Outlook

Darden currently expects diluted net earnings per share for fiscal year 2014 to decline between 15% and 20% compared to fiscal 2013. These expectations reflect the Company’s projection that combined U.S. same-restaurant sales growth for Red Lobster, Olive Garden and LongHorn Steakhouse this fiscal year will be -1% to -2%. This is below the 0% to 2% the Company anticipated previously, with the change in expectations due largely to a meaningful downward adjustment in the forecast of same-restaurant sales results at Red Lobster. The Company believes the adjustment is appropriate given Red Lobster’s first and second quarter results and the potential effect of efforts during the second half of the year to complete the spin-off of the brand. Current earnings expectations for the year also reflect the opening of approximately 75 net new restaurants, five fewer restaurants than previously anticipated, the net impact of the September support expense reduction efforts, as well as the legal, financial advisory and other costs incurred in the second quarter in connection with the Company’s strategic review and related actions. The earnings forecast for fiscal year 2014 does not include costs the Company is likely to incur in the third and fourth quarters in connection with the separation of Red Lobster and other strategic actions announced today.

Darden Restaurants, Inc., (NYSE: DRI), the world’s largest full-service restaurant company, owns and operates more than 2,100 restaurants that generate over $8.5 billion in annual sales. Headquartered in Orlando, Fla., and employing more than 200,000 people, Darden is recognized for a culture that rewards caring for and responding to people. In 2013, Darden was named to the FORTUNE “100 Best Companies to Work For” list for the third year in a row and is the only full-service restaurant company to ever appear on the list. Our restaurant brands - Red Lobster, Olive Garden, LongHorn Steakhouse, Bahama Breeze, Seasons 52, The Capital Grille, Eddie V’s and Yard House - reflect the rich diversity of those who dine with us. Our brands are built on deep insights into what our guests want. For more information, please visit www.darden.com.

Forward-looking statements in this news release regarding our expected earnings per share and U.S. same-restaurant sales for the fiscal year, new restaurant growth and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, plans or objectives, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements.  By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). These risks and uncertainties include the ability to achieve the strategic plan to enhance shareholder value including the separation of Red Lobster, the high costs in connection with a spin-off which may not be recouped if the spin-off is not consummated, food safety and food-borne illness concerns, litigation, unfavorable publicity, risks relating to public policy changes and federal, state and local regulation of our business including health care reform, labor and insurance costs, technology failures, failure to execute a business continuity plan following a disaster, health concerns including virus outbreaks, intense competition, failure to drive sales growth, failure to successfully integrate the Yard House business and the additional indebtedness incurred to finance the Yard House acquisition, our plans to expand our smaller brands Bahama Breeze, Seasons 52 and Eddie V’s, a lack of suitable new restaurant locations, higher-than-anticipated costs to open, close, relocate or remodel restaurants, a failure to execute innovative marketing tactics and increased advertising and marketing costs, a failure to develop and recruit effective leaders, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products, adverse weather conditions and natural disasters, volatility in the market value of derivatives, economic factors specific to the restaurant industry and general macroeconomic factors including unemployment and interest rates, disruptions in the financial markets, risks of doing business with franchisees and vendors in foreign markets, failure to protect our service marks or other intellectual property, impairment in the carrying value of our goodwill or other intangible assets, a failure of our internal controls over financial reporting, or changes in accounting standards, an inability or failure to manage the accelerated impact of social media and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

DARDEN RESTAURANTS, INC.
NUMBER OF COMPANY-OWNED RESTAURANTS

11/24/13		11/25/12
678	Red Lobster USA	679
27	Red Lobster Canada	27
705	Total Red Lobster	706
828	Olive Garden USA	803
6	Olive Garden Canada	6
834	Total Olive Garden	809
445	LongHorn Steakhouse	399
52	The Capital Grille	48
36	Bahama Breeze	32
35	Seasons 52	25
13	Eddie V's	11
48	Yard House	41
6	Other	4
2,174	Total Restaurants	2,075

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	11/24/2013	11/25/2012	11/24/2013	11/25/2012
Sales	$2,049.9	$1,960.0	$4,208.4	$3,994.8
Costs and expenses:
Cost of sales:
Food and beverage	642.8	607.5	1,301.8	1,226.3
Restaurant labor	678.0	635.7	1,366.9	1,262.5
Restaurant expenses	349.3	325.5	702.7	629.7
Total cost of sales (1)	$1,670.1	$1,568.7	$3,371.4	$3,118.5
Selling, general and administrative	221.1	216.1	451.2	434.2
Depreciation and amortization	107.7	99.2	213.4	191.8
Interest, net	32.9	32.9	65.6	60.8
Total costs and expenses	$2,031.8	$1,916.9	$4,101.6	$3,805.3
Earnings before income taxes	18.1	43.1	106.8	189.5
Income taxes	(1.7)	9.4	16.7	44.7
Earnings from continuing operations	$19.8	$33.7	$90.1	$144.8
Losses from discontinued operations, net of tax benefit of $0.0, $0.1, $0.1 and $0.3, respectively	—	(0.1)	(0.1)	(0.4)
Net earnings	$19.8	$33.6	$90.0	$144.4
Basic net earnings per share:
Earnings from continuing operations	$0.15	$0.26	$0.69	$1.13
Losses from discontinued operations	—	—	—	(0.01)
Net earnings	$0.15	$0.26	$0.69	$1.12
Diluted net earnings per share:
Earnings from continuing operations	$0.15	$0.26	$0.68	$1.10
Losses from discontinued operations	—	—	—	—
Net earnings	$0.15	$0.26	$0.68	$1.10
Average number of common shares outstanding:
Basic	130.6	128.8	130.4	128.5
Diluted	132.8	131.7	132.7	131.4

(1) Excludes restaurant depreciation and amortization as follows:	$102.2	$94.1	$202.6	$181.5

DARDEN RESTAURANTS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)

	11/24/2013	5/26/2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$84.6	$88.2
Receivables, net	83.0	85.4
Inventories	418.0	356.9
Prepaid income taxes	12.4	6.4
Prepaid expenses and other current assets	80.6	83.4
Deferred income taxes	155.7	144.6
Total current assets	$834.3	$764.9
Land, buildings and equipment, net	4,521.8	4,391.1
Goodwill	907.7	908.3
Trademarks	574.6	573.8
Other assets	318.9	298.8
Total assets	$7,157.3	$6,936.9
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$365.1	$296.5
Short-term debt	324.2	164.5
Accrued payroll	145.6	150.5
Accrued income taxes	22.4	16.5
Other accrued taxes	59.0	67.6
Unearned revenues	248.4	270.5
Current portion of long-term debt	15.0	—
Other current liabilities	466.8	450.3
Total current liabilities	$1,646.5	$1,416.4
Long-term debt, less current portion	2,480.1	2,496.2
Deferred income taxes	345.6	356.4
Deferred rent	246.3	230.5
Obligations under capital leases, net of current installments	53.2	52.5
Other liabilities	326.4	325.4
Total liabilities	$5,098.1	$4,877.4
Stockholders’ equity:
Common stock and surplus	$1,255.7	$1,207.6
Retained earnings	944.7	998.9
Treasury stock	(7.8)	(8.1)
Accumulated other comprehensive income (loss)	(127.9)	(132.8)
Unearned compensation	(5.5)	(6.1)
Total stockholders’ equity	$2,059.2	$2,059.5
Total liabilities and stockholders’ equity	$7,157.3	$6,936.9

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended
	11/24/2013	11/25/2012
Cash flows—operating activities
Net earnings	$90.0	$144.4
Losses from discontinued operations, net of tax benefit	0.1	0.4
Adjustments to reconcile net earnings from continuing operations to cash flows:
Depreciation and amortization	213.4	191.8
Stock-based compensation expense	31.3	28.7
Change in current assets and liabilities and other, net	(31.7)	(97.7)
Net cash provided by operating activities of continuing operations	$303.1	$267.6
Cash flows—investing activities
Purchases of land, buildings and equipment	(344.0)	(355.2)
Proceeds from disposal of land, buildings and equipment	3.2	—
Cash used in business acquisitions, net of cash acquired	—	(578.4)
Increase in other assets	(12.5)	(15.8)
Net cash used in investing activities of continuing operations	$(353.3)	$(949.4)
Cash flows—financing activities
Proceeds from issuance of common stock	27.2	37.4
Income tax benefits credited to equity	5.3	8.3
Dividends paid	(143.3)	(128.5)
Repurchases of common stock	(0.5)	(52.3)
ESOP note receivable repayment	0.6	0.9
Proceeds from issuance of short-term debt, net	159.7	113.4
Repayment of long-term debt	—	(350.9)
Proceeds from issuance of long-term debt	—	1,050.0
Payment of debt issuance costs	(1.3)	(7.3)
Principal payments on capital leases	(1.0)	(0.8)
Net cash provided by financing activities of continuing operations	$46.7	$670.2
Cash flows—discontinued operations
Net cash used in operating activities of discontinued operations	(0.1)	(0.2)
Net cash provided by investing activities of discontinued operations	—	2.7
Net cash (used in) provided by discontinued operations	$(0.1)	$2.5

Decrease in cash and cash equivalents	(3.6)	(9.1)
Cash and cash equivalents - beginning of period	88.2	70.5
Cash and cash equivalents - end of period	$84.6	$61.4